Mechanical Technology, Incorporated

Reports Record 2020 Revenue and Full Year Results

Reports Highest Revenue in 9 Years and 500% Annual Increase in Net Income

ALBANY, N.Y., March 31, 2021 /PRNewswire/ - Mechanical Technology, Incorporated ("MTI" or the "Company"), (NASDAQ: MKTY), the parent company of MTI Instruments, Inc. ("MTI Instruments"), a test and measurement instruments and systems business and EcoChain, Inc. ("EcoChain"), a cryptocurrency mining business powered by renewable energy, announced today its fiscal year end 2020 financial results.

Highlights:

For the fiscal year ended 2020, net income was $1.9 million, which represents a year over year increase of approximately 500% over 2019. Product revenue for the year ended 2020 was $9.0 million, an increase of 37% over 2019, with corresponding product margins increasing by $2.0 million.

A key reason for the increase in our financial performance was the successful delivery, by our MTI Instrument subsidiary, of 52 new PBS-4100+ engine vibration balancing systems and associated accessories, pursuant to a contract with the United States Airforce. This increase in revenue combined with an improvement in product margin of 589 basis points contributed to our increase in operating income. The improvement in basis points was primarily driven by cost savings in materials purchases due to volume and leveraging the existing cost structure.

Revenues generated by our EcoChain subsidiary, with the addition of our cryptocurrency mining business in 2020, contributed favorably to our healthier financial performance for the year ended 2020. During the fourth quarter of 2020, EcoChain generated revenues of $369 thousand, which represented an increase of 109% over revenues generated in the third quarter of 2020 and totaled $595 thousand for the year ended December 31, 2020. Our TNT site generated margins of $190 thousand on those revenues for the year ended December 31, 2020. During 2021, we expect to generate positive margins from our TNT mining operation.

Michael Toporek, CEO of MTI stated, "We are extremely pleased with our record results, especially the approximate 500% increase in profitability. With our growth strategy clearly gaining momentum, we are particularly pleased with our recent uplisting to The Nasdaq Capital Market. The power cost of EcoChain's new data center in the Southeastern United States is exciting as it provides for maximum flexibility to potentially optimize the Company's return on invested capital."

MTI's Chief Financial Officer, Jessica Thomas commented, "The year ending 2020 was a historic year for the Company, highlighted by a product revenue increase of 37% over the prior year and margin improvements that allowed the Company to realize greater profitability. In addition, the TNT mine's fourth quarter operating results led to the mine being profitable for 2020. Our financial results for 2020 set a record performance for about the past decade for both revenue and net income. Our cash position remains strong at $2.6 million, in addition to untapped credit facilities in 2020. Further, we were able to leverage existing general and administrative functions to support the EcoChain line of business."

Moshe Binyamin, President of MTI Instruments stated, "COVID-19 certainly presented a number of business and operational challenges for us. While we did see an 11% decline in our non-PBS product lines compared to 2019, we were able to offset that from increases in revenues generated from our military and freight aviation PBS customers. I am certainly pleased with our overall revenue results and particularly proud of our production and fulfilments teams' performance. They did an extraordinary job adapting quickly to the new operating environment, working tirelessly in multiple shifts to meet customer expectations, while following social distancing guidelines and keeping each other safe. It is a testament to our hard work and agility that helped us achieve these record results. Notwithstanding the challenges presented by the COIVD-19 pandemic, we were still able to rapidly improve our on-line content and outreach. As a result, we now have a richer on-line presence and ability to engage with customers and prospects in any manner they see fit."

A presentation and corresponding video is available on the Company's website at https://www.mechtech.com/mti-announces-year-end-2020-results.

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About MTI

MTI is the parent company of MTI Instruments, Inc. and EcoChain, Inc. Through MTI Instruments, MTI is engaged in the design, manufacture and sale of test and measurement instruments and systems that use a comprehensive array of technologies to solve complex, real world applications in numerous industries, including manufacturing, electronics, semiconductor, solar, commercial and military aviation, automotive and data storage. Through EcoChain, MTI is developing cryptocurrency mining facilities powered by renewable energy that integrate with the blockchain network. For more information about MTI, please visit https://www.mechtech.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this communication, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

Contact Information:

Jess Olszowy

jolszowy@mtiinstruments.com

Investor Relations:

Kirin Smith, President

PCG Advisory, Inc.

646.823.8656

Ksmith@pcgadvisory.com

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Mechanical Technology, Incorporated and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2020 and December 31, 2019

(Dollars in thousands, except per share)	December 31,	December 31,
	2020	2019
Assets
Current Assets:
Cash	$2,630	$2,510
Accounts receivable - less allowances of $0 in 2020 and 2019	975	745
Inventories	828	924
Prepaid expenses and other current assets	346	56
Total Current Assets	4,779	4,235
Other assets	309	-
Deferred income taxes, net	759	395
Equity investment	750	-
Property, plant and equipment, net	847	174
Operating lease right-of-use assets	1,203	947
Total Assets	$8,647	$5,751

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$300	$210
Accrued liabilities	1,019	761
Operating lease liability	316	171
Income taxes payable	2	-
Total Current Liabilities	1,637	1,142

Other liabilities	203	-
Operating lease liability	891	776
Total Liabilities	2,731	1,918

Commitments and Contingencies (Note 12)
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 75,000,000; 10,750,100 issued in 2020 and 10,586,170 issued in 2019	108	106
Additional paid-in capital	137,365	137,230
Accumulated deficit	(117,793)	(119,739
Common stock in treasury, at cost, 1,015,493 shares in both 2020 and 2019	(13,764)	(13,764
Total Stockholders' Equity	5,916	3,833
Total Liabilities and Stockholders' Equity	$8,647	$5,751

Mechanical Technology, Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Years Ended December 31, 2020 and 2019

(Dollars in thousands, except per share)	Years Ended
	December 31,
	2020	2019

Product revenue	$9,004	$6,571
Cryptocurrency revenue	595	-
Total revenue	9,599	6,571
Operating costs and expenses:
Cost of product revenue	2,669	2,205
Cost of cryptocurrency revenue	405	-
Research and product development expenses	1,491	1,381
Selling, general and administrative expenses	3,584	2,726
Operating income	1,450	259
Other income, net	104	36
Income before income taxes	1,554	295
Income tax benefit	392	28
Net income	$1,946	$323

Net income per share (Basic)	$.20	$.03
Net income per share (Diluted)	$.20	$.03

Weighted average shares outstanding (Basic)	9,581,886	9,548,460
Weighted average shares outstanding (Diluted)	9,634,503	9,602,548

Mechanical Technology, Incorporated and Subsidiaries
Consolidated Statements of Changes in Equity
For the Years Ended December 31, 2020 and 2019

(Dollars in thousands, except per share)	Common Stock				Treasury Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Shares	Amount	Total Stockholders' Equity

January 1, 2019	10,452,670	$105	$139,067	$(118,462)	1,015,493	$(13,764)	$6,946

Net income	-	-	-	323	-	-	323

Stock based compensation	-	-	31	-	-	-	31

Issuance of shares - option exercises	133,500	1	73	-	-	-	74

Cash dividends	-	-	(1,941)	(1,600)	-	-	(3,541)

December 31, 2019	10,586,170	$106	$137,230	$(119,739)	1,015,493	$(13,764)	$3,833

Net income	-	-	-	1,946	-	-	1,946

Stock based compensation	-	-	54	-	-	-	54

Issuance of shares - option exercises	83,000	1	82	-	-	-	83

Issuance of shares - restricted stock	80,930	1	(1)	-	-	-	-

December 31, 2020	10,750,100	$108	$137,365	$(117,793)	1,015,493	$(13,764)	$5,916

Mechanical Technology, Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2020 and 2019

(Dollars in thousands)	Year Ended December 31,

	2020	2019
Operating Activities
Net income	$1,946	$323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	159	87
Provision for bad debts	-	1
Deferred income taxes	(364)	-
Stock based compensation	54	31
Provision (recovery) for excess and obsolete inventories	(3)	33
Loss on disposal of equipment	3	3

Changes in operating assets and liabilities:
Accounts receivable	(230)	125
Inventories	99	(94)
Prepaid expenses and other current assets	(290)	1
Other long-term assets	(309)	-
Accounts payable	90	9
Operating lease, net	4	-
Income taxes and uncertain tax positions	2	-
Other long-term liabilities	203	-
Accrued liabilities	258	(230)
Net cash provided by operating activities	1,622	289

Investing Activities
Purchases of equipment	(835)	(83)
Purchase of stock in equity investment	(750)	-
Net cash used in investing activities	(1,585)	(83)

Financing Activities
Cash dividends on common stock	-	(3,541)
Proceeds from stock option exercises	83	74
Net cash provided by (used in) financing activities	83	(3,467)

Increase (decrease) in cash	120	(3,261)
Cash - beginning of period	2,510	5,771
Cash - end of period	$2,630	$2,510